Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of November 18, 2011

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of November 18, 2011 by and among Consumers Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), Consumers Energy Company, a Michigan corporation (“Consumers”), as initial servicer (the “Servicer”), the entities party hereto from time to time as Conduits (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities party hereto from time to time as Financial Institutions (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto from time to time as Managing Agents (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and JPMorgan Chase Bank, N.A. (“JPMC”), as administrative agent for the Purchasers (together with its successors and assigns hereunder, the “Administrative Agent”).

PRELIMINARY STATEMENT

The Seller, the Servicer, the Conduits, the Financial Institutions, the Managing Agents and the Administrative Agent are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “RPA”). Terms used herein and not otherwise defined herein shall have the meanings assigned in the RPA.

The parties to the RPA enter into this Amendment to provide for certain modifications to the terms and provisions of the RPA as more particularly set forth hereinbelow.

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the RPA. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the RPA is hereby amended as set forth below:

1.1. Exhibit I to the RPA is amended to delete in its entirety the definition therein of “CP Rate” and to substitute the following definition therefor:

“CP Rate” means, for any day, for any Purchaser Interests funded by a Conduit through the issuance of Commercial Paper, the Daily/30 Day LIBOR Rate in respect of such day. “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Administrative Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/ 30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/30 Day LIBOR Rate for such day shall be the Alternate Base Rate.

1.2.    Exhibit I to the RPA is amended to delete in its entirety the definition therein of “Liquidity Termination Date” and to substitute the following definition therefor:

“Liquidity Termination Date” means November 16, 2012.

1.3.    Schedule A to the RPA is replaced in its entirety with the Schedule A attached hereto.

2.    Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of (i) receipt by the Administrative Agent of one copy of each of this Amendment and the Fee Letter dated the date hereof duly executed by each of the parties hereto and thereto and (ii) receipt by the JPMC, as Managing Agent, of the renewal fee due to it pursuant to the Fee Letter.

3.    Covenants, Representations and Warranties of the Seller and the Servicer.

3.1.    Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

3.2.    Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

4.    Fees, Costs, Expenses and Taxes. Without limiting the rights of the Administrative Agent, the Managing Agents and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Administrative Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

5.    Ratification. The RPA, as amended hereby, is hereby ratified, approved and confirmed in all respects.

6.    Reference to Agreement. From and after the effective date hereof, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA as amended by this Amendment.

7.    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.    Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller

By:	/S/ LAURA L MOUNTCASTLE
Name:	Laura L. Mountcastle
Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

CONSUMERS ENERGY COMPANY, as Servicer

By:	/S/ LAURA L MOUNTCASTLE
Name:	Laura L. Mountcastle
Title:	Vice President and Treasurer

Signature Page to

Amendment No. 1 to Amended and Restated Receivables Purchase Agreement

JPMORGAN PURCHASER GROUP:

CHARIOT FUNDING LLC (successor to Falcon Asset Securitization Company LLC), as a Conduit

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/S/ JOEL C GEDROIC
Name:	Joel C. Gedroic
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, as a Managing Agent and as Administrative Agent

By:	/S/ JOEL C GEDROIC
Name:	Joel C. Gedroic
Title:	Executive Director

Signature Page to

Amendment No. 1 to Amended and Restated Receivables Purchase Agreement

SCHEDULE A

COMMITMENTS OF PURCHASER GROUPS

JPMorgan Chase Bank, N.A. Purchaser Group:

Managing Agent:	JPMorgan Chase Bank, N.A.
Group Purchase Limit:	$250,000,000
Conduit:	Chariot Funding LLC
Conduit Purchase Limit:	$250,000,000
Financial Institution:	JPMorgan Chase Bank, N.A.
Commitment:	$250,000,000